UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated November 7, 2006

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On November 7, 2006, National Semiconductor Corporation issued a news release announcing a downward revision of its revenue and gross margin percentage outlook for the second quarter of fiscal 2007. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated November 7, 2006 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: November 7, 2006	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Financial Contact:
Long Ly
National Semiconductor
(408) 721-5007

invest.group@nsc.com

National Semiconductor Revises Outlook for Second Quarter of Fiscal 2007

SANTA CLARA, CALIF. – November 7, 2006 -- National Semiconductor Corporation (NYSE:NSM) today announced that it is lowering its revenue outlook for the second quarter of fiscal 2007, ending November 26, 2006. The company now anticipates that revenue for the second quarter of fiscal 2007 will be down approximately 7 percent to 8 percent sequentially from the $541.4 million in revenues that were achieved in the first quarter of fiscal 2007. The company previously guided on September 7, 2006, that second quarter of fiscal 2007 revenues were expected to be down 2 percent to 5 percent sequentially, of which approximately 4 percentage points of decline was anticipated for lower-margin foundry revenue from the previously disposed of Cordless and PC Super I/O businesses.

Of the 7 percent to 8 percent sequential revenue decline that is now anticipated, approximately 4 percentage points is due to decreased foundry revenue as originally expected. The downward revision in revenue outlook is primarily due to lower-than-expected shipments to wireless handset customers.

National anticipates gross margin percentage for the second quarter of fiscal 2007 to be between 59 percent to 60 percent, including stock compensation expenses. The company had originally guided that its second quarter fiscal 2007 gross margin percentage was expected to be above 60 percent, which included estimated stock compensation expenses of approximately $6 million to $7 million.

National’s second quarter fiscal 2007 financial announcement and conference call are scheduled for December 7, 2006, at which time the company will discuss results in more detail as well as the outlook for the third quarter of fiscal 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems.  National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, California, National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006.  Additional company and product information is available at www.national.com.